UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

(614) 283-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 1, 2011, the United States District Court for the Southern District of Ohio (the “Court”) gave preliminary approval to a proposed settlement of the consolidated derivative litigation involving Abercrombie & Fitch Co. (the “Registrant”) currently pending in that Court. The Court also set a hearing (the “Fairness Hearing”) for December 13, 2011 to determine whether the proposed settlement should be finally approved and to consider an award of fees and expenses to plaintiffs’ counsel. The Court also directed that notice be given to the Registrant’s stockholders concerning the proposed settlement and their right to be heard in connection with the Fairness Hearing.

Item 9.01. Financial Statements and Exhibits.

(a) through (c): Not applicable.

(d) Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Order Preliminarily Approving Settlement and Setting Settlement Hearing

99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Litigation

99.3	Stipulation and Agreement of Settlement dated as of October 27, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: November 1, 2011	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated November 1, 2011

Abercrombie & Fitch Co.

Exhibit No.	Description

99.1	Order Preliminarily Approving Settlement and Setting Settlement Hearing

99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Litigation

99.3	Stipulation and Agreement of Settlement dated as of October 27, 2011